OTCQX: DYNR WWW.DYNARESOURCE.COM

DynaResource Announces Initial High-Grade Gold Mineral Reserve of 250,000 ozs for the San Jose de Gracia Mine, Mexico

IRVING, TX / May 20, 2025 / DYNR-DynaResource, Inc. (OTCQX:DYNR) (“DynaResource”, or the “Company”) is pleased to release its S-K 1300 Technical Report Summary (the “Report”) for the San Jose de Gracia mine in Sinaloa Mexico. The Report includes the Company’s Initial Mineral Reserve Estimate, which outlines a high-grade Proven and Probable Mineral Reserve of 250,000 gold ozs for the San Jose de Gracia mine. This initial Mineral Reserve Estimate and Report was prepared by the independent firm P&E Mining Consultants Inc (“P&E”), with metallurgical test work completed by Sepro Systems Inc (“Sepro”) laboratories in Vancouver, B.C, and process plant review and operations aspects by D.E.N.M. Engineering Ltd. These independent groups of Qualified Persons have reviewed and approved the contents of this news release. The Report was filed by the Company with the Security and Exchange Commission on EDGAR, on May 19, 2025.

Highlights Include:

•
Proven & Probable Mineral Reserves of 1,607 k tonnes at 4.91 g/t gold, totaling 253,000 gold ounces (see Table 1).
•
Indicated Mineral Resource of 286 k tonnes at 6.74 g/t gold and Inferred Mineral Resource of 97 k tonnes at 4.37 g/t gold. (see Table 2).
•
Life of Mine of 7-years based on current Mineral Reserves with excellent potential to extend along strike and adjacent to the existing underground mine infrastructure and in the wider San Jose de Gracia mine property.
•
After-tax NPV of the Project is estimated at $84.4 M ($110.0 M pre-tax) under baseline scenarios of 5% discount rate and $2,500/oz Au. At a $3,000/oz gold price the after-tax NPV is estimated at $133.3 M ($183.6 M pre-tax).
•
An Operating Cash Cost of $1,327 (US$/oz Au Eq) and an All-in Sustaining Cost of $1,720 (US$/oz Au Eq).
•
Significant Upside - Gold price sensitivity with conservative pricing assumption ($2,500 oz Au ~25% below current spot gold price) used in the Report.
•
Growth Potential – Mineral Reserves / Mineral Resources defined for only three of the mineralized structures in the San Jose de Gracia mine property, which historically hosted mining on a total of 20 discrete mineralized structures.

Rohan Hazelton, President & CEO DynaResource stated “We are pleased to release an Initial Mineral Reserve and Mineral Resource Estimate for San Jose de Gracia mine indicating at least a 7-year mine life based solely on Mineral Reserves. These 250,000 ozs of high-grade gold Mineral Reserves are defined for only three of the mineralized structures (Tres Amigo, San Pablo and Mochomera). Part of the optimization program of the San Jose de Gracia mine is establishing long-term mine planning and quantifying the enormous potential and upside. Recently targeted exploration development drifting has also led to encountering three new mineralized veins; two at Tres Amigo mine and one at Mochomera, which are currently being evaluated as potential additional high grade ore sources. In addition to exploring the extensions to existing orebodies and mineralized structures immediately adjacent to the established mine infrastructure, the Company is planning a significant diamond drilling campaign on additional targets in the San Jose de Gracia mine property in the latter half of this year”.

Mineral Reserves

The Mineral Reserves and Mineral Resource are as follows.

Table 1: Mineral Reserves for the San José de Gracia Project

Mineral Reserve Estimate (1-9)
Reserve Class	Tonnes (k)	Grade (g/t Au)	Contained Gold (koz Au)

Proven	1,114	5.23	187.2
Probable	493	4.18	66.3
Proven & Probable[9]	1,607	4.91	253.5

Notes:

1.
Mineral Reserves are based on Measured and Indicated Mineral Resource Classifications only.
2.
Mineral Reserves are reported using the 2014 CIM Definition Standards and 2019 Best Practices Guidelines and have an effective date of March 24, 2025.
3.
Mineral Reserves are defined within mine plans and incorporate mining dilution and ore losses.
4.
Underground Mineral Reserves are based on metal price of US$2,500/oz Au and are constrained within a mine design, and use process plant recoveries varying between 76-80% for Au
5.
An Underground economic cut-off value of US$140/t is estimated to differentiate ore from waste and is based on cost assumptions of US$99/t for mining US$23/t processing, US$18/t site general and administrative. Mineralized material above a cut-off of $90/t that is planned to be mined adjacent to economic material is identified as Marginal ore, as the revenue it generates exceeds the additional costs associated with haulage, processing and backfilling the material versus leaving it in the stope as backfill.
6.
Smelter terms result in an average value paid per ounce of gold of 90.53% of the value of the gold in concentrate, after accounting for all contract terms.
7.
The provided LOM block models do not track deleterious elements noted in the smelter terms, which could reduce the payable value of the concentrate. However, DynaResource asserts that no penalties of this nature have historically been assessed on any payment invoice from the existing concentrate buyer.
8.
Totals may not sum due to rounding.
9.
Mineral Reserves derived from marginal material total 312 kt at 2.03 g/t Au for a total contained metal content of 20.3 koz.

Mineral Resources

Table 2: Mineral Resources for the San José de Gracia Project

Mineral Resource Estimate at 2.0 g/t Au Cut-off (1-6)
Zone	Classification	Tonnes (k)	Au (g/t)	Au (koz)	Metallurgical Recovery
San Pablo/Mochomera	Indicated	286	6.74	62	80%
	Inferred	51	4.29	7

Mineral Resource Estimate at 2.0 g/t Au Cut-off (1-6)
Zone	Classification	Tonnes (k)	Au (g/t)	Au (koz)	Metallurgical Recovery
Tres Amigos	Inferred	46	4.45	7
Total	Indicated	286	6.74	62
	Inferred	97	4.37	14

Notes:

1.
The estimate of Mineral Resources may be materially affected by environmental, permitting, legal, title, taxation, socio-political, marketing, or other relevant issues.
2.
The Inferred Mineral Resource in this estimate has a lower level of confidence than that applied to an Indicated Mineral Resource and must not be converted to a Mineral Reserve. It can be reasonably expected that the majority of the Inferred Mineral Resource could be upgraded to an Indicated Mineral Resource with continued exploration.
3.
The Mineral Resource is estimated using Subpart 229.1300 – Disclosure by Registrants Engaged in Mining Operations.
4.
Mined areas as of December 31, 2024, were depleted from the block models.
5.
Mineral Resources are exclusive of Mineral Reserves.
6.
All numbers are rounded.

Economic Analysis

For the current 7 year mine life exploiting the Tres Amigo, San Pablo and Mochomera orebodies the following was the key economic results from the study.

Table 3: Key Economic Parameters

Key Economic Parameters
Parameter	Amount
Production mine life (years)	7
Production rate (tpd)	630
Production rate (ktpa)	230
Total production (kt)	1,607
Gold grade (g/t)	4.91
Gold process recovery (%)	79.9
Gold smelting/refining (%)	94
Gold payable (koz)	190
Gold Equivalent payable (koz)	190
Net Revenue ($M)	463.6
Sustaining Capital Costs ($M)	81.6
Operating Cost ($/t processed)	155.85
Operating Cost ($M)	250.4
Operating Cash Cost (US$/oz AuEq)	1,327
All-in Sustaining Cost (US$/oz AuEq)	1,720
Pre-Tax Cash Flow ($M)	131.6
Pre-Tax NPV (5% discount) ($M)	110.0
Income Taxes ($M)	32.1
After-Tax Cash Flow ($M)	99.5

Key Economic Parameters
Parameter	Amount
After-Tax NPV (5% discount) ($M)	84.4

Sensitivity Analysis

The after-tax NPV sensitivities to ±20% changes in gold metal price, gold head grade, gold metallurgical recoveries, OPEX and CAPEX are presented in Figure 1 and Table 4 below. The after-tax base case NPV’s is most sensitive to the gold metal price followed by gold metallurgical recoveries and gold head grades followed by OPEX, and then CAPEX.

Figure 1: After-Tax NPV @ 5% Sensitivity Parameter Values

Table 4: After-Tax NPV @ 5% Sensitivity Table

Extended gold Price After-Tax NPV Sensitivity Analysis
Gold Price (US$/oz)	2,000 (80%)	2,250 (90%)	2,500 (100%)	2,750 (110%)	3,000 (120%)
After-Tax Project NPV @ 5%	27.5	58.3	84.4	110.4	133.3

The San Jose de Gracia mine exhibits strong leverage to gold prices, especially with long-term gold price expectations exceeding the base case assumptions made in this report. At current spot prices above $3,200 per gold ounce, after tax NPV would be expected to materially exceed $133.3M.

Exploration

DynaResource has spent the past six months compiling and interpreting all the geological, geochemical, geophysical, and historical mining data from the San Jose de Gracia mine property for inclusion into the Report. The Report recommends that ~15,000 m of underground drilling be completed to explore for new high-grade mineralization, confirm mineralized vein continuity, and convert Inferred Mineral Resources to Indicated and Measured Mineral Resources in the three main Tres Amigos, San Pablo and Mochomera mining areas. This work should include delineation of new mineralized structures adjacent to the active mining areas. The Company is currently exploration drifting on 4 new mineralized structures adjacent (<40 metres from active mining areas) and is planning an exploration drilling program in the latter half of 2025.

Qualified Persons

The S-K 1300 Pre-Feasibility Study Report was prepared by an independent group of Qualified Persons under P&E Mining Consultants Inc and D.E.N.M. Engineering Ltd, who have reviewed and approved the contents of this news release.

On behalf of the Board of Directors of DynaResource, Inc.

Rohan Hazelton
President & CEO

About DynaResource

DynaResource is a junior gold mining producer trading on the OTCQX under the symbol “DYNR”. DynaResource is actively mining and expanding the historic San José de Gracia gold mining district in Sinaloa, Mexico.

For Information on DynaResource, Inc. please visit www.dynaresource.com, or contact:

Investor Relations:
Katherine Pryde, Investor Relations Manager
+1 972-869-9400
info@dynaresource.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This news release contains forward-looking statements within the meaning of Section 27 A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Certain information contained in this news release, including any information relating to future financial or operating performance may be deemed “forward-looking”. All statements in this news release, other than statements of historical fact, that address events or developments that DynaResource expects to occur, are “forward-looking information”. These statements relate to future events or future performance and reflect the Company’s expectations regarding the future growth, results of operations, business prospects and opportunities of DynaResource. These forward-looking statements reflect the Company’s current internal projections, expectations or beliefs and are based on information currently available to DynaResource. In some cases, forward-looking information can be identified by terminology such as “may”, “will”, “should”, “expect”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “projects”, “potential”, “scheduled”, “forecast”, “budget” or the negative of those terms or other comparable terminology. Certain assumptions have been made regarding the Company’s plans at the San José de Gràcia property. Many of these assumptions are based on factors and events that are not within the control of DynaResource and there is no assurance they will prove to be correct. Such factors include, without limitation: capital requirements, fluctuations in the international currency markets and in the rates of exchange of the currencies of the United States and México; price volatility in the spot and forward markets for commodities; discrepancies between actual and estimated production, between actual and estimated reserves and resources and between actual and estimated metallurgical recoveries; changes in national and local governments in any country which DynaResource currently or may in the future carry on business; taxation; controls; regulations and political or economic developments in the countries in which DynaResource does or may carry on business; the speculative nature of mineral exploration and development, including the risks of obtaining necessary licenses and permits, diminishing quantities or grades of reserves; competition; loss of key employees; additional funding requirements; actual results of current exploration or reclamation activities; changes in project parameters as plans continue to be refined; accidents; labor disputes; defective title to mineral claims or property or contests over claims to mineral properties. In addition, there are risks and hazards associated with the business of mineral exploration, development and mining, including environmental hazards, industrial accidents, unusual or unexpected formations, pressures, cave-ins, flooding and gold bullion losses (and the risk of inadequate insurance or inability to obtain insurance, to cover these risks) as well as those risks referenced in the Annual Report for DynaResource available at www.sec.gov. Forward-looking information is not a guarantee of future performance and actual results, and future events could differ materially from those discussed in the forward-looking information. All of the forward-looking information contained in this news release is qualified by these cautionary statements. Although DynaResource believes that the forward-looking information contained in this news release is based on reasonable assumptions, readers cannot be assured that actual results will be consistent with such statements. Accordingly, readers are cautioned against placing undue reliance on forward-looking information. DynaResource expressly disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, events or otherwise.